SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): July 27, 2007 (July 26, 2007)

Organetix, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-29461	73-1556428
(Commission File Number)	(IRS Employer Identification No.)

Organetix, Inc.
c/o Rubin, Bailin, Ortoli LLP
405 Park Avenue, 15th Floor
New York, New York 10022
(Address of Principal Executive Offices)(Zip Code)

212-935-0900
(Registrant's Telephone Number, Including Area Code)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arraignments of Certain Officers.

On July 26, 2007, the board of directors of Organetix, Inc. (the “Corporation”) appointed Mr. Edward M. Caravalho, CPA as Interim Chief Financial Officer ("CFO") effective immediately. Mr. Caravalho's duties and responsibilities as Interim Chief Financial Officer will be those that are customary to the office.

Mr. Caravalho is a seasoned finance executive with over 18 years of quality accounting and business growth accomplishments. Most recently, he held various positions with Williams Real Estate Co. Inc. (GVA Williams), VANTAS, Incorporated (a subsidiary of HQ Global Workplaces, Inc.), Coopers & Lybrand LLP (now PricewaterhouseCoopers LLC) and Holtz Rubenstein & Co. LLP.

From 1997 to 2001, Mr. Caravalho was the Principal Accounting Officer and Vice President-Controller for VANTAS, Incorporated, at the time the world's largest owner and operator of executive suite business centers, throughout the U.S. and abroad. He was the primary Financial Officer remaining with VANTAS through an eleven-month Executive Management transition process, resulting in the successful $1 billion merger of VANTAS with HQ Global Workplaces, Incorporated.

Mr. Caravalho is a Certified Public Accountant and graduated from Hofstra University in with a Bachelor's degree in Business Administration and a concentration in Accounting. He is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

The Press Release is attached as Exhibit 99.1 and incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits. The following exhibits are filed with or incorporated by reference into this Current Report on Form 8-K, as indicated:

99.1  Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organetix, Inc.

Date: July 27, 2007

/s/ Seth Shaw
Seth Shaw
President and Chief Executive Officer